File No. [            ]




                        UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                           Form 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934



                        DECS Trust II


    (Exact Name of Registrant as Specified in its Charter)

Delaware                                              Not Applicable
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(State of Incorporation or Organization)             (I.R.S. Employer
                                                     Identification No.)
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware                                             19715
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(Address of principal executive offices)                   (Zip Code)


If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to
which this form relates:     Securities Act File No. 333-35147
                             Investment Company Act File No. 811-08345

    Securities to be registered pursuant to Section 12(b) of the
    Act:

    Title of Each Class              Name of Each Exchange on Which
    to be so Registered              Each Class is to be Registered
    -------------------              ------------------------------
    DECS representing shares         New York Stock Exchange, Inc.
    of beneficial interest
    of DECS Trust


Securities to be registered pursuant to Section 12(g) of the Act:

                             None
                       (Title of Class)


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Page 2


        INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

           The description of the securities to be registered that appears on pages 25 to 27 (under the caption "Description of the DECS") and pages 29 to 33 (under the caption "Certain United States Federal Income Tax Considerations") of the registrant's Prospectus (Subject to Completion), dated October 8, 1997 under the Securities Act of 1933, as amended, (Registration No. 333-35147) and under the Investment Company Act of 1940, as amended, (Registration No. 811-08345) is hereby incorporated by reference in answer to this Item and such pages are appended hereto as Annex A. Because such description will be included in the form of prospectus to be filed by the registrant pursuant to Rule 497(h) under the Securities Act of 1933, as amended, the same sections from such prospectus shall also be deemed to be incorporated by reference herein.

Item 2. Exhibits

           The securities described herein are to be registered on the New York Stock Exchange, Inc. (the "Exchange"), on which no other securities of the registrant are registered. Accordingly, the following exhibits required in accordance with
Part II to the instructions as to Exhibits to Form 8-A have been or will be filed with the Exchange.

         1. Registration Statement on Form N-2, as amended (No. 333-35147 and No. 811-08345), as filed with the
              Securities and Exchange Commission on October __, 1997 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

         2.   Not applicable.

         3.   Not applicable.

         4. The following exhibits are hereby incorporated by reference from the Registration Statement on Form N-2 (File Nos. 333-35147 and 811-08345) of DECS Trust II.

         4.1  Declaration of Trust of DECS Trust II, dated as of
              September 4, 1997.

         4.2 Amended and Restated Declaration of Trust of DECS Trust, dated as of October 22, 1997 among Salomon Brothers Inc, as Sponsor, Donald J. Puglisi, William R. Latham, III and James B. O'Neill, as Trustees, Michael E. Sherman, as initial sponsor, Peter B. Blanton, as initial trustee and the Holders of the DECS.

         5. The following exhibit is hereby incorporated by reference from the Registration Statement on Form
              N-2 (File Nos. 333-35147 and 811- 08345) of DECS
              Trust II.


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Page 3


         5.1 Form of specimen certificate of DECS (included in Exhibit 4.2 above).

         6.   Not applicable.



                       SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:  October 27, 1997           DECS Trust II


                                   By: /s/ Donald J. Puglisi
                                      -------------------------
                                       Donald J. Puglisi
                                       As Managing Trustee